AMENDMENT NO.3
     ADDITIONAL LICENSED SPACE

This Amendment No. 3, dated November 6, 1996 is between University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its office in 223 Grinter Hall, Gainesville, FL 32611-2037 ("UFRFI"), and Ixion Biotechnology, Inc., a company duly organized under the laws of Delaware, and having its principle office at 12085 Research Drive, Alachua, Florida 32615 ("Ixion")

     WITNESSETH

WHEREAS, UFRFI and Ixion entered into an Incubator License Agreement relating to licensed space at the Sid Martin Biotechnology Development Institute in Alachua, Florida, dated June 26, 1995
 (the "ILA"), and

WHEREAS, UFRFI and Ixion amended the ILA in connection with the exercise by Ixion of the option for the first renewal term ending July 31, 1997;

WHEREAS, Ixion desires an increase in licensed space;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties agree as follows:

1. Ixion shall license an additional entrepreneurial office, Room 122 for the remainder of the first renewal term of Ixion's Incubator License Agreement.

2. Cash payments shall commence on the seventh day of November, 1996.
The cash license fee for lab office 122 during this term shall be payable by Licensees in equal monthly installments, on or before the first day of each month in addition to the fee paid under the terms of the first renewal term and shall be as follows:


Lab Space and office, Rooms 168 & 168 A:
        951 square feet
Lab office space 170 A:
                         94 square feet
Entrepreneurial office 122:
                       160 square feet
Entrepreneurial office 126:
                       188 square feet
Entrepreneurial office 125:
                       139 square feet



Total square feet:
                           1,532 square feet at the rate of

                                                  $11.00/square foot

From November 7, 1996 to July 31, 1997, Ixion will pay a license fee of $1,404.33 monthly (of which $ 1,104.59 shall be paid in cash and $299.75 shall be deemed paid pursuant to Attachment F).


3. Attachment A, "Licensed Space," to the Incubator License Agreement is amended in its entirety as attached hereto.

4. Pursuant to Section 4(b) of the ILA, Ixion will issue additional warrants for 817 warrants to UFRFI in accordance with Attachment B representing the supplementary license fee for the additional licensed space.
 Ixion will use the form of warrant, with the same exercise price and expiration date as previously issued in connection with Ixion's initial term.

       IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this agreement as of the day and the year first set forth above.

University of Florida Research Foundation                         Ixion
Biotechnology, Inc.





Arnold A. Heggestad, Ph.D.
Weaver H. Gaines
Executive Director
  Chairman and Chief Executive Officer













     ATTACHMENT A

     LICENSED SPACE

1)  See attached highlighted floor plan for office and laboratory location

2) Address: 12085 Research Drive
                    Alachua, Fl 32615

3) Lab Space and office: Room 168 and 168 A:  951 square feet
    Lab Office 170 A: 94 square feet
    Office Space: Entrepreneurial office #1: Room 126: 188 square feet
                          Entrepreneurial office #2: Room 125: 139 square feet Entrepreneurial office #3: Room 122: 160 square feet

Total square feet:  1532 square feet

4) Office and Laboratory equipment: Upon request of Licensee, UFRFI shall use its best efforts to provide for use within the Licensed Space furniture and equipment as follows:

(I) in the laboratory 168: a chemical fume hood; and a biological fume hood

(II) in the laboratory office 168 A : 2 small desks with carrels; 2 four-drawer letter-sized file cabinets; 3 lab stools; 2 desk chairs; 2 waste baskets; 1 book case;

(III) in the entrepreneurial offices 126 and 125: 1 credenza (keyhole type with 2 sets of file drawers on either side); 1 six-shelf, 6-foot bookcase; 1 chair pad, 1 wastebasket; 1 five-foot bookcase with six shelves; 2 desks with carrels; 2 desk chairs; 3 four-drawer letter-sized file cabinets (one must be locking); 2 wastebaskets.

(IV) in the laboratory office 170 A: 1(one) desk and return; 1(one) four drawer filing cabinet; 1(one) bookcase; 1(one) lab chair.

(V) in the entrepreneurial office 122: 1 desk set w/return; 1 chair; 1 bookcase; 1 file cabinet.

Such furnishings and equipment shall be selected by UFRFI.